PROMEDCO MANAGEMENT COMPANY
EXHIBIT 11
Computation of Per Share Earnings


                                                          Three Months Ended              Nine Months Ended
                                                             September 30,                  September 30,
                                                          1998           1997           1998            1997
BASIC
     Weighted average shares outstanding                20,806,408      10,063,095     17,001,933         8,934,939
     Contingently issuable shares in
            business combinations                          644,058       1,979,674        660,017         1,979,674
                                                     -------------   -------------  -------------  ----------------
     Number of common shares outstanding                21,450,466      12,042,769     17,661,950        10,914,613
                                                     =============   =============  =============  ================

DILUTED
     Weighted average shares outstanding                20,806,408      10,063,095     17,001,933         8,934,939
     Contingently issuable shares in
           business combinations                           644,058       1,979,674        660,017         1,979,674
     Net common shares issuable on
         exercise of certain stock options
         and warrants (1)                                2,089,409       3,217,680      2,783,670         3,012,763
     Other dilutive securities                              -               -              -                 -
                                                     -------------   -------------  -------------  ----------------
     Number of common shares outstanding                23,539,875      15,260,449     20,445,620        13,927,376
                                                     =============   =============  =============  ================




(1) Net common shares issuable on exercise of certain stock options and warrants is calculated based on the treasury stock method